Exhibit 10.11(d)

December 14, 2009

DirecTV, Inc.
2230 East Imperial Highway
El Segundo, CA  90245
Attention:  Toby Berlin

Dear Toby:

Reference is made to that certain Amended And Restated Affiliation And License Agreement For DTH Satellite Exhibition Of Programming between DirecTV, Inc. ("Affiliate") and Playboy Entertainment Group and Spice Hot Entertainment, Inc. ("Programmer") made as of August 1, 2007 as extended by the Letter Agreements dated October 12, 2009 and November 13, 2009  (the "Agreement").

Except as modified expressly below, all terms of the Agreement are hereby ratified and remain in full force and effect.  All capitalized terms used herein shall have the meanings ascribed to them as set forth in the Agreement.

Affiliate and Programmer hereby agree to extend the Term of the Agreement as set forth in Paragraph 6.(a) through the earlier of the parties entering into a replacement agreement or January 14, 2010.

Very truly yours,

PLAYBOY ENTERTAINMENT GROUP, INC.		SPICE HOT ENTERTAINMENT, INC.

/s/ Roy Liebrecht		/s/ Roy Liebrecht
By:	Roy Liebrecht	By:	Roy Liebrecht
Title:	Vice President	Title:	Vice President
	Business & Legal Affairs		Business & Legal Affairs

ACCEPTED AND AGREED:

sw	DIRECTV, INC.

	By:	/s/ Toby Berlin
	Title:	Toby Berlin
Vice President, Programming Acquisitions
MSO #7975